UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

In connection with its Annual Meeting of Stockholders on May 14, 2013, DST Systems, Inc. (the “Company”) solicited proxies pursuant to Regulation 14A on the three proposals described in the Company’s Definitive Proxy Statement dated March 22, 2013.

The Board’s nominees for directors were elected and shareholders ratified the Audit Committee’s selection of independent registered public accounting firm PricewaterhouseCoopers LLP for fiscal year 2013 (“Independent Accountants”).  Shareholders advised in favor of the named officer compensation resolution set forth in the proxy statement (“Say on Pay”).  The votes were cast as follows:

Proposal 1:  Election of Directors for a Term Ending in 2016

	A. Edward	Stephen C.	Brent L.
	Allinson	Hooley	Law

For	35,457,511	36,959,936	37,330,233
Withheld	2,462,380	959,955	589,658
Broker Non-Votes	2,488,262	2,488,262	2,488,262

Proposal 2:  Ratify the Independent Accountants for Fiscal Year 2013

For	39,080,847
Against	840,561
Abstain	486,745
Broker Non-Votes	0

Proposal 3:  Non-Binding Advisory Vote on Named Officer Compensation (Say on Pay)

For	37,034,307
Against	673,944
Abstain	211,640
Broker Non-Votes	2,488,262

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013
DST SYSTEMS, INC.

	By:	/s/ Kenneth V. Hager
	Name:	Kenneth V. Hager
	Title:	Vice President, Chief Financial
Officer and Treasurer